Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES RICHARD GALANTI WILL STEP DOWN AS CFO, NAMES GARY MILLERCHIP NEW CFO
ISSAQUAH, Wash., Feb. 06, 2024 (GLOBE NEWSWIRE) -- Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) announced today that Richard Galanti has confirmed his intention to step down as Chief Financial Officer, effective March 15, 2024. The Board of Directors has named Gary Millerchip as Executive Vice President and Chief Financial Officer, effective March 15, 2024.
Gary brings extensive retail and finance experience to Costco, serving as Senior Vice President and Chief Financial Officer at The Kroger Co. since April 2019. Gary spent 15 years at The Kroger Co., preceded by more than 20 years in banking, most recently with the NatWest Group (formerly Royal Bank of Scotland) in the U.K.
Richard will remain with the Company through January 2025, serving in an advisory role, assisting Gary during the transition, and continuing on the Board of Directors. Costco Chief Executive Officer Ron Vachris stated: “Over his nearly forty-year tenure as chief financial officer at the Company Richard has made innumerable and invaluable contributions to its success. He is widely known, admired, and respected among our shareholders, employees, business partners, and others. We express our deepest gratitude for his long and loyal service.”
Costco currently operates 874 warehouses, including 602 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, six in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with GAAP.
CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254

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